Exhibit 99.1

Sept 13, 2017

To: Unified Signal
Paris Holt, CEO
Fellow Board Members, Peter Sperling, Amir Bayaan

Dear Mr. Holt,

This letter is reiterate our previous discussion(s) earlier in the year (Jan/Feb), when I informed you that I would be tendering my resignation as a member of Unified’s Board of Directors, as of March 1, 2017.

The decision to leave was a personal one, and I enjoyed my tenure and involvement with Unified; and wish you and the company tremendous success. I know Unified is involved in some amazing opportunities’, and I am sure it will succeed and flourish.

Sincerely,

Stuart Ehrlich
SE